HireQuest, Inc. Announces New Stock Repurchase Program for up to 1 Million Shares

Goose Creek, South Carolina, June 29, 2020 – HireQuest, Inc. (NASDAQ: HQI) announced that its Board of Directors has authorized a new share repurchase program pursuant to which the company may repurchase up to 1 million shares of its common stock through June 2021.

“Using our strong balance sheet to repurchase shares demonstrates our confidence in the strength of our franchised business model, the underlying value of our stock, and our commitment to providing long-term value for our stockholders,” commented Rick Hermanns, President and Chief Executive Officer of the company. “We have ample liquidity and cash flow to simultaneously repurchase shares and support our growth initiatives, whether that be through organic growth or selective pursuit of other opportunities that may arise.”

The shares may be repurchased from time to time in open market transactions at prevailing market prices, in privately negotiated transactions, or by other means in accordance with federal securities laws. The Company has put in place a Rule 10b5-1 plan to facilitate market repurchases. A plan under Rule 10b5-1 allows a company to repurchase shares at times when it might otherwise be prevented from doing so by securities laws or because of self-imposed trading blackout periods. Any repurchased shares will be available for various corporate purposes. There can be no assurance of how many shares will be repurchased, and the repurchase program may be suspended or discontinued at any time. The actual timing, number and value of shares repurchased under the program will depend on a number of factors, including the market price of HireQuest Inc.'s stock, general market and economic conditions, and applicable legal requirements. Purchases will be financed through the company’s existing cash balances and cash provided through operations.

The Company had approximately 13.5 million shares of common stock outstanding as of June 15, 2020, the date of its most recent annual meeting of stockholders.

About HireQuest

HireQuest, Inc. is a nationwide franchisor that provides on demand labor solutions primarily in the light industrial and blue-collar segments of the staffing industry for HireQuest Direct and HireQuest franchised offices across the United States. Through its nationwide network of more than 130 franchisee-owned offices in 30 states and the District of Columbia, the Company provides employment annually for approximately 67,000 field team members working for thousands of customers, principally in the areas of construction, light industrial, manufacturing, hospitality, and event services. For more information, visit www.hirequest.com.

Forward-Looking Statements

This news release includes, and the company’s officers and other representatives may sometimes make or provide certain estimates and other forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including, among others, statements with respect to the Company’s plan to repurchase shares, value to stockholders, future liquidity, the strength of our franchise model, and the Company’s future growth; and all other statements that are not purely historical and that may constitute statements of future expectations. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods.

While the company believes these statements are accurate, forward-looking statements are not historical facts and are inherently uncertain. They are based only on the company’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. The company cannot assure you that these expectations will occur, and its actual results may be significantly different. Therefore, you should not place undue reliance on these forward-looking statements. Important factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by the company include the following: significant changes in the market for our shares; the possibility that we may suspend or terminate our share repurchase program; the level of demand and financial performance of the temporary staffing industry; the financial performance of the company’s franchisees; changes in customer demand; the effects of any global pandemic including the impact of COVID-19; the extent to which the company is successful in gaining new long-term relationships with customers or retaining existing ones, and the level of service failures that could lead customers to use competitors’ services; strategic actions, including acquisitions and dispositions and the company’s success in integrating acquired businesses; natural events such as severe weather, fires, floods, and earthquakes, or man-made or other disruptions of the company’s operating systems; and the factors discussed in the “Risk Factors” section and elsewhere in the company’s most recent Annual Report on Form 10-K.

Any forward-looking statement made by the company or its management in this news release is based only on information currently available to the company and speaks only as of the date on which it is made. The company and its management disclaim any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time, based on the occurrence of future events, the receipt of new information, or otherwise, except as required by law.

Contacts

Company Contact:
HireQuest, Inc.
Cory Smith, CFO
(843) 723-7400
Email: cssmith@hirequest.com

Investor Relations Contact:
Hayden IR
Brett Maas, Managing Partner
(646) 536-7331
Email: brett@haydenir.com